Exhibit 10.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK — No. 1

Company:	PACIRA PHARMACEUTICALS, INC., a Delaware corporation
Number of Shares:	59,231
Class of Stock:	Common Stock, $0.001 par value per share, of the Company (“Common Stock”)
Warrant Price:	$10.97 per share
Issue Date:	May 2, 2012
Expiration Date:	The tenth (10th) anniversary of the Issue Date
Credit Facility:

This Warrant is issued in connection with the Loan and Security Agreement dated as of May 2, 2012 among Oxford Finance LLC (“Oxford”), as Lender and Collateral Agent, the Lenders from time to time party thereto, and the Company (as amended from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, including without limitation the mutual promises contained in the Loan Agreement, OXFORD FINANCE LLC (“Oxford;” together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Common Stock (the “Shares”) at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.                              EXERCISE.

1.1                                 Method of Exercise.  Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2                                 Conversion Right.  In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.  The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3                                 Fair Market Value.  The fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.

1.4                                 Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificate(s) for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the remainder of the Shares not so acquired.

1.5                                 Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6                                 Treatment of Warrant Upon Acquisition of Company.

1.6.1                        “Acquisition”.  For the purpose of this Warrant, “Acquisition” means any sale, exclusive license, or other disposition, in each case of all or substantially all of the assets of the Company, or any reorganization, consolidation, merger or sale of the outstanding capital stock of the Company pursuant to which the holders of the Company’s securities immediately prior to the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity immediately following the transaction.

1.6.2                        Treatment of Warrant at Acquisition.

A)                                  Upon the written request of the Company, Holder agrees that, in the event of an Acquisition in which the entire consideration in such Acquisition is cash, Marketable Securities, or a combination thereof either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition.  The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B)                                    Upon the closing of any Acquisition other than as particularly described in subsection (A) above, the surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and/or property as would be payable in such Acquisition for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing of such Acquisition.  The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein “Marketable Securities” shall mean securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then listed for trading on a national securities exchange or approved for quotation on an automated inter-dealer quotation system; (iii) Holder would not be contractually restricted from publicly re-selling such securities after the expiration of the three (3) month period following the closing of such Acquisition, nor restricted under applicable federal or state securities laws from publicly re-selling such securities after the expiration of the six (6) month period following the closing of such Acquisition (assuming for such determination that Holder would convert this Warrant pursuant to Article 1.2 above), all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to convert this Warrant pursuant to Section 1.2 above in full on or prior to the closing of such Acquisition; and (iv) the issuer of such securities has a market capitalization, as of the date immediately prior to and on the closing of such Acquisition of at least $200,000,000.

ARTICLE 2.                              ADJUSTMENTS TO THE SHARES.

2.1                                 Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend on its outstanding shares of Common Stock payable in common stock, or other securities, then upon exercise or conversion of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares as of the date the dividend occurred.  If the Company subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2                                 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3                                 Intentionally Omitted.

2.4                                 No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such reasonable action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment; provided, however, that notwithstanding the foregoing, nothing in this Section 2.4 shall restrict or impair the Company’s right to effect changes to the rights, preferences, and privileges associated with the Shares with the requisite consent of the stockholders as may be required to amend the Certificate of Incorporation from time to time so long as such amendment affects the rights, preferences, and privileges granted to Holder associated with the Shares in the same manner as the other holders of outstanding shares of the same series and class as the Shares.

2.5                                 Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share on the date of exercise or conversion.

2.6                                 Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and a summary of the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.                              REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1                                 Representations and Warranties.  The Company represents and warrants and covenants to the Holder as follows:  All Shares which may be issued upon the exercise or conversion of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2                                 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: notice thereof at the same time and in the same manner as the Company notifies the holders of outstanding shares of Common Stock.  Company will also provide information reasonably requested by Holder as is necessary to enable the Holder to comply with the Holder’s accounting or reporting requirements.

3.3                                 No Shareholder Rights.  Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4.                              REPRESENTATIONS, WARRANTIES OF THE HOLDER.  The Holder represents and warrants to the Company as follows:

4.1                                 Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act.  Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2                                 Disclosure of Information.  The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3                                 Investment Experience.  The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4                                 Accredited Investor Status.  The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5                                 The Act.  The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5.                              MISCELLANEOUS.

5.1                                 Term.  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2                                 Legends.  This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3                                 Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to any “affiliate” (as such term is defined in Regulation D promulgated under the Act) of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.4                                 Transfer Procedure.  After receipt by Holder of the executed Warrant, Oxford may transfer all or part of this Warrant to one or more of Oxford’s affiliates (each, an “Oxford Affiliate”), by execution of an Assignment substantially in the form of Appendix 2.  Subject to the provisions of Article 5.3 and upon providing the Company with written notice, Oxford, any such Oxford Affiliate and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, the Oxford Affiliate(s) or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.5                                 Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time.  Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Oxford Finance LLC

133 N. Fairfax Street

Alexandria, VA 22314

Attn: Legal Department

Telephone: (703) 519-4900

Facsimile: (703) 519-5225

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

PACIRA PHARMACEUTICALS, INC.

5 Sylvan Way

Parsippany, New Jersey 07054

Attn: Chief Financial Officer

Telephone:  (973) 254-3570

Facsimile:  (973) 267-0060

5.6                                 Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7                                 Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8                                 Automatic Conversion upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.9                                 Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10                           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

5.11                           Governing Law; Venue.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan.

[Balance of Page Intentionally Left Blank]

“COMPANY”		“COMPANY”

PACIRA PHARMACEUTICALS, INC.,		PACIRA PHARMACEUTICALS, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ David Stack	By:	/s/ James S. Scibetta

Name:	David Stack	Name:	James S. Scibetta
	(Print)		(Print)
Title:	Chairman of the Board, President or Vice President	Title:	Chief Financial Officer, Secretary, Assistant Treasurer or Assistant Secretary

“HOLDER”

OXFORD FINANCE LLC

By:	/s/ Mark Davis

Name:	Mark Davis
(Print)
Title:	Vice President — Finance, Secretary & Treasurer

APPENDIX 1

NOTICE OF EXERCISE

1.                                       Holder elects to purchase                        shares of the Common Stock of PACIRA PHARMACEUTICALS, INC. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.                                       Holder elects to convert the attached Warrant into Shares in the manner specified in the Warrant.  This conversion is exercised for                                            of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.                                       Please issue a certificate or certificates representing the shares in the name specified below:

Holders Name

(Address)

3.                                       By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

2

APPENDIX 2

ASSIGNMENT

For value received, Oxford Finance LLC hereby sells, assigns and transfers unto

Name:	[OXFORD TRANSFEREE]

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by PACIRA PHARMACEUTICALS, INC. (the “Company”), on May 2, 2012 (the “Warrant”) together with all rights, title and interest therein.

OXFORD FINANCE LLC

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, [OXFORD TRANSFEREE] makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[OXFORD TRANSFEREE]

By:
Name:
Title: